MAZARS

November 5, 2008

The Board of Directors

WinRaise Group, Inc.

Room 411 Kam Hon Industrial Building

8 Wang Kwun Road

Kowloon Bay

Kowloon

Dear Sirs

WinRaise Group, Inc. (the “Company”)

We consent to the inclusion in the registration statement on Amendment No. 1 to Form S-1 of our report dated October 31, 2008 on our audit of the consolidated balance sheets of the Company as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006.

/s/ MAZARS CPA Limited

Certified Public Accountants

Hong Kong